Non-Negotiable Promissory Note




$571,609.40                                              November 23, 1999


To be paid within one (1) year, for value received, International Mercantile Corporation promises to pay to the Sarah Saul Simon Trust the sum of five hundred seventy-one thousand six hundred nine 40/00 dollars ($571,609.40), at Baltimore, Maryland, with interest at the rate of eight percent (8%) per annum until balance is paid in full.


					Maker:

					International Mercantile Corporation



					By:/s/Frederic Richardson
					Frederic Richardson, Chairman

					Address:	1625 Knecht Ave.
							Baltimore, MD  21227



Due:	November 23, 2000